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                                                                       EXHIBIT 5
                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                AIF IV/RRRR LLC


          This Limited Liability Company Agreement (the "Agreement") of AIF IV/RRRR LLC, is entered into by the persons named as Members on Annex A hereto (the "Members") and the Manager (as defined herein) as of June 3, 1999.

          WHEREAS, the Members hereby desire to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S)18-101, et seq.), as amended from time to time (the "Act"), pursuant to this Agreement and the Certificate of Formation which is being filed with the Secretary of State of the State of Delaware in connection with the execution of this Agreement; and

          WHEREAS, the Members desire to form this limited liability company for the purpose of holding certain securities in Rare Medium Group, Inc. (the "Company") and the parties hereto hereby acknowledge that the limited liability company formed hereby is acquiring and holding certain securities in the Company, as set forth on Annex B hereto (the "Securities") on the same basis and subject to the same terms, conditions and restrictions, whether contractual or legal, as those terms, conditions and restrictions applicable to the Apollo Funds (as defined herein);

          NOW THEREFORE, the parties hereto hereby agree as follows:

          1. Name. (a) The name of the limited liability company is AIF IV/RRRR LLC (the "LLC"). The business of the LLC may be conducted under any other name deemed necessary or desirable by the Manager.

         (b) The Members hereby agree to form the LLC as a limited liability company pursuant to the provisions of the Act and of this Agreement.
     The rights, duties and liabilities of the Members and the Manager shall be as provided in the Act for members and managers except as provided herein.

          2. Purpose. The LLC is formed for the principal purpose of engaging in acquiring, holding, protecting and disposing of the Securities, and distributions and proceeds thereon and engaging in any and all activities necessary or incidental to the foregoing.

          3. Registered Office; Registered Agent. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle
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             County, Delaware 19801. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          4. Principal Office. The principal office address of the LLC should be c/o Apollo Management IV, L.P., 2 Manhattanville Road, Purchase, NY 10577, or such other place as the Members may determine from time to time.

          5. Members. The name and the mailing address of each Member is as set forth in Annex A hereto. Each Member is hereby admitted as a member of the LLC and agrees to be bound by the terms of this Agreement.

          6. Authorized Persons; Power of Attorney. (a) Each of John J. Hannan, Michael D. Weiner, Andrew D. Africk, Michelle Hsu and Anthony Tortorelli is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the LLC (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in any jurisdiction in which the LLC may wish to conduct business.

             (b) Each Member does hereby constitute and appoint the Manager as the true and lawful representative and attorney-in-fact of such Member, in the name, place and stead of such Member, with full power of substitution, to make, execute, sign and file the Certificate, any amendment thereof, any amendments to this Agreement made in accordance with Section 21 and such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other state or country in which the LLC shall determine to do business or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence or qualification to do business of the LLC or in connection with any tax returns, filings or related matters.

          7. Management. (a) The management of the LLC shall be vested exclusively in one or more managers. The Members, in such capacity, shall have no part in the management of the LLC and shall have no authority to or right to act on behalf of or bind the LLC in connection with any matter, nor have any further voting rights except as to certain matters as deemed necessary or appropriate by the Manager. The Members hereby irrevocably appoint Apollo Management IV, L.P., a Delaware limited partnership, as the manager of the LLC (the "Manager") and the Manager hereby accepts such appointment and agrees to be bound by the provisions of this Agreement. To the extent permitted by law, the Manager shall be
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             authorized to act on behalf of and to bind the LLC in all respects, without any further consent, vote or approval of the Members, and the Manager's powers shall include, without limitation, the authority to negotiate, complete, execute and deliver any and all agreements, deeds, instruments, receipts, certificates and other documents on behalf of the LLC, and to take all such other actions on behalf of the LLC as the Manager may consider necessary or advisable in connection with the management of the LLC.

             (b) Any Manager appointed pursuant to Section 7(a) may resign at any time upon written notice to the Members, provided, that prior
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             to the effectiveness of any such resignation, the Manager shall provide for the substitution of a new manager that is reasonably acceptable to the Members, or for the liquidation of the LLC.

             (c) The Members agree that all determinations, decisions and actions made or taken by the Manager in accordance with this Agreement shall be conclusive and absolutely binding upon the LLC, the Members and their respective successors, assigns and personal representatives.

             (d) Persons dealing with the LLC are entitled to rely conclusively upon the power and authority of the Manager as herein set forth.

             (e) The Manager and Members hereby acknowledge that certain entities managed by the Manager and its affiliates, including Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively the "Apollo Funds") also hold interests in the Securities. The Manager hereby agrees that whenever the Manager makes any disposition or transfer or takes any other action (a "Transaction") with respect to the Securities held by the Apollo Funds, the LLC will participate in any such Transaction on a pro rata basis in accordance with the aggregate amount invested by each of the Apollo Funds and the LLC in the Securities.

          8. Capital Contributions. The Members have made or will make a contribution to the capital of the LLC in the amounts set forth on a schedule maintained by the Manager. The Members shall have no obligation to make any additional capital contributions to the LLC. The Manager may, but is not required to, contribute capital to the LLC. The LLC may, from time to time, participate with the Apollo Funds in certain co-investment opportunities respecting the Company's securities and/or follow-on investment opportunities in which the Company participates. Such co-investment opportunities, if any, will be subject to, among other things, the contribution by Members of additional capital to the LLC. In that regard, the Members acknowledge and understand that in the event such additional capital is not made available to the LLC, the LLC may be
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             precluded from participating with the Apollo Funds in any such additional investment opportunity.

          9. Additional Contributions. The Members, with the consent of the Manager, may make such additional capital contributions to the LLC as the Members in their discretion may deem necessary or advisable in connection with the business of the LLC.

          10. Capital Accounts. The LLC shall maintain for each Member a capital account in accordance with this Section 10 and in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The Member's capital account shall have an initial balance equal to the amount of cash constituting the Member's initial contribution to the capital of the LLC. The Member's capital account shall be increased by the same of (a) the amount of cash constituting additional contributions by the Members to the capital of the LLC, plus (b) any profits allocated to the Member's capital account pursuant to Section 11. The Member's capital account shall be reduced by the sum of (a) the amount of cash and the fair value of any property distributed by the LLC to the Members, plus (b) any losses allocated to the Member's capital account pursuant to Section 11.

          11. Allocations. The LLC's profits and losses shall be allocated to the Members pro rata in accordance with their relative capital account balances as established by Section 10 hereof, taking into account any variation between the adjusted tax basis and book value of the LLC's property in accordance with the principles of Section 704(c) of the Internal Revenue Code (the "Code") (and Treasury Regulation (S)1.704(b)(2)(iv)(f)).

          12. Distributions. (a) The Members shall not (i) be entitled to interest on their capital contributions to the LLC or (ii) have the right to distributions or the return of any contribution to the capital of the LLC except (A) for distributions in accordance with this Section 12 or (B) upon dissolution of the LLC. The entitlement to any such return at such time shall be limited to the value of the capital account of the Member. To the fullest extent permitted by the Act, the Members shall not be liable for the return of any such amounts. The Company shall not make a distribution to a Member if such distribution would violate Section 18-607 of the Act.

             (b) Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Manager. The Manager hereby agrees that, to the extent considered feasible by the Manager, any distributions made to the Members by the Manager with respect to Transactions involving the Securities shall be made on the same terms as those distributions made to the Apollo Funds with respect to Transactions involving the Securities.
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     (c)     If the LLC incurs a withholding tax or other tax obligation with respect to the share of LLC income allocable to any Member, then the Manager, without limitation of any other rights of the LLC, may cause the amount of such obligation to be offset against any amounts then distributable to such Member. Any amount offset pursuant to the preceding sentence shall be treated, for purposes of Section 12(b) and 17, as having been distributed to the affected Member. If the amount of such taxes is greater than any such then distributable amounts, then such Member and any successor to such Member's interest shall indemnify and hold harmless the LLC and the Manager against, and shall reimburse the LLC within 10 days after the demand of the Manager, the amount of such excess.

          13. Fiscal Year. The Fiscal Year of the LLC for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of the LLC's formation and termination and as otherwise required by the Code.

          14. Assignments and Transfers of Interests. (a) A Member may not transfer, dispose, withdraw or otherwise pledge any portion of its interest in the LLC to any person at any time without the prior written consent of the Manager, which consent shall not be unreasonably withheld or delayed.

     (b) A permitted transferee shall be entitled to the allocations and distributions attributable to the interest in the LLC transferred to such transferee and to transfer such interest in accordance with the term of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of a Member as a result of such transfer until it becomes a substituted Member. No transferee may become a substituted Member except with the consent of the Manager (which consent may be withheld in its sole and absolute discretion). Such transferee shall be admitted to the LLC as a substituted Member upon execution of a counterpart of this Agreement or such other instrument evidencing, to the satisfaction of the Manager, such Member's intent to become a Member. Notwithstanding the above, the LLC and the Manager shall incur no liability for allocations and distributions made in good faith to the transferring Member until a written instrument of transfer has been received and accepted by the LLC and recorded on its books and the effective date of the Transfer has passed.

          15. Admissions of Additional Members. The Manager may at any time cause the LLC to admit additional Members in its discretion; provided, however, that no such admission shall result in the diminution of any existing Member's participation percentage or capital account without such existing Member's consent. An additional Member shall be deemed admitted as a Member upon the execution by such Member of this Agreement or any other instrument manifesting, to the satisfaction of the Manager, such additional Member's intent to become a Member. Upon admission, such additional Member shall be bound by all provisions of this Agreement. The Schedule of Members shall be subsequently amended to reflect the admission of any new Member.
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          16.   Liability of Members A Member shall not have any liability for the obligations or liabilities of the LLC except to the extent provided in the Act.

          17. Dissolution. (a) Subject to the occurrence of an event of dissolution pursuant to Section 17(b), the LLC shall have perpetual existence.

     (b) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Manager, (ii) the entry of a decree of judicial dissolution under
          Section 18-802 of the Act or (iii) 90 days after the occurrence of any of the following events: the death, insanity, retirement, resignation, expulsion, or bankruptcy of the Manager or the occurrence of any other event which terminates the continued status of the Manager as such under the Act unless, within 90 days of the occurrence of such event, a majority of the Members consent to continue the business of the LLC in accordance with this Agreement and in the event of such continuation, the LLC shall not be dissolved.

          18. Indemnification. To the fullest extent permitted by law, the LLC shall (a) indemnify any person or such person's heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a member, manager, director, officer, authorized person, employee or agent of the LLC or is or was serving at the request of the LLC or its members as a member, manager, director, officer, authorized person, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceedings and (b) advance expenses incurred by a member, manager, officer, authorized person or director in defending such civil or criminal action, suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware. A manager shall have no personal liability to the LLC or its members for monetary damages for breach of fiduciary duty as a manager; provided, however, that the foregoing provision shall not eliminate the liability of a manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the manager derived an improper personal benefit.

          19. Information. (a) To the extent the Manager receives financial reports or other information from the Company, pursuant to Section
             7.3 of
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             the Securities Purchase Agreement among the LLC, the Apollo Funds, the Company and certain other parties thereto, dated as of May 7, 1999, as amended and restated, the Manager shall furnish any Member with such information at the Member's request.

     a. Each Member hereby agrees to maintain the confidentiality of any confidential and proprietary information regarding the Company and its subsidiaries; provided, however, that the foregoing shall in no way
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          limit or otherwise restrict the ability of such Member or any of its representatives to disclose any such information concerning the Company and each Subsidiary which it may be required to disclose (i) to its partners to the extent required to satisfy its fiduciary obligations to such persons, or (ii) otherwise pursuant to or as required by law. Each member acknowledges that the U.S. securities laws restrict any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          (c) A member and its duly authorized representatives may, for any reason reasonably related to its interest as a Member of the LLC, examine the LLC's books of account and make copies and extracts therefrom at its own expense. The Manager shall maintain the records of the LLC for three years following the termination of the LLC. The Manager shall be permitted to keep information confidential from the Members pursuant to 18-305(c) of the Act.

          20. Acknowledgments by Members. Each Member hereby acknowledges and agrees that (i) his interest in the LLC and his underlying interest in the Securities represent an illiquid investment, (ii) he does not hold nor is he entitled to hold any voting, dispositive or investment determination rights with respect to the Securities, and that such rights are vested exclusively in the Manager, (iii) the Manager has sole and exclusive voting, dispositive and investment determination rights over the Securities held by the LLC and (iv) his appointment of the Manager as the "manager" of the LLC made herein is irrevocable except that the Manager may be removed by the Members for "cause."

For purposes of this agreement "cause" as it relates to the removal of the Manager shall mean that such Manager has been found by a court of competent jurisdiction to have committed any act (or to have failed to take any action) which constitutes a material breach by the Manager of its obligations to the LLC under this Agreement resulting in material financial harm to the LLC or which constitutes fraud, gross negligence or willful malfeasance resulting in material financial harm to the LLC.

          21. Amendments. Amendments to this Agreement may be made from time to time by the Manager without the consent of the Members; provided, however, that without the consent of each Member affected
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             thereby, no such amendment shall require any Member to make additional capital contributions without its consent, or permit the admission of additional Members or increase the liability, or reduce the interest, of any Member hereunder.

          22. Agreement Binding Upon Successors and Assigns. This Agreement shall be binding and inure to the benefit of the Members hereto and to their respective successors, but the rights and obligations of the Members hereunder shall not be assignable, transferable or delegable except as expressly provided herein, and any attempted assignment, transfer or delegation thereof which is not made in accordance with such express provisions shall be void.

          23. Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among Members and between Members and former or prospective Members and the LLC. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

          24. Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

          25. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws. The Members intend the provisions of the Act to be controlling as to any matters not set forth in this Agreement.
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          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the day first above written.


                                    Manager:

                                    APOLLO MANAGEMENT IV, L.P.

                                    By:  AIF IV Management, Inc.
                                         its General Partner

                                    By:  __________________________
                                         Name:     Michael D. Weiner
                                         Title:    Vice President

                                    Members:

Each of the persons hereafter admitted to the LLC as Members, as of the date hereof as set forth in the Schedule of Members, pursuant to the powers of attorney executed by such persons in favor of, and delivered to, the undersigned.

                                    By:  Apollo Management IV, L.P.,
                                         Attorney-in-Fact

                                    By:  __________________________
                                         Michael D. Weiner
                                         Vice President